SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 25, 2004	Commission File Number 000-26076

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Cockeysville, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone Number)

SINCLAIR BROADCAST GROUP, INC.

Item 5.  Other Events and Regulation FD Disclosure

On June 25, 2004, Sinclair Television Group, Inc., the wholly-owned subsidiary of  Sinclair Broadcast Group, Inc., amended and restated its Senior Secured Bank Credit Facility, dated July 15, 2002. A copy of the First Amended and Restated Credit Agreement dated June 25, 2004 is attached hereto as Exhibit 99.1

Item 7.  Financial Statements and Exhibits

No financial statements are filed as part of this report.

The following exhibit is filed as part of this report:

Exhibit  99.1  First Amended And Restated Credit Agreement dated as of June 25, 2004 between Sinclair Television Group, Inc., The Subsidiary Guarantors Party Hereto, The Lenders Party Hereto and JP Morgan Chase Bank, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Chief Accounting Officer/Controller

Dated: June 29, 2004